                                                                   Exhibit 10.44

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 5th day of December, 2001 with an effective date of December 10, 2001 (the
"Employment Date"), by and between Integrated Information Systems, Inc., a
Delaware corporation (the "Company"), having its principal place of business at
1480 South Hohokam Drive, Tempe, Arizona 85281, and Mark N. Rogers, an
individual ("Employee"), residing at 87 West Windsor Avenue, Phoenix, Arizona
85003.

         1. EMPLOYMENT. Employee's employment hereunder shall commence on the
Employment Date and continue in effect thereafter until terminated as provided in Section 10.

         2. POSITION AND DUTIES. Employee is hereby employed to serve as Vice
President, General Counsel and Assistant Secretary of the Company, reporting to the Chief Financial Officer, at the Tempe, Arizona headquarters of the Company.
Employee shall be the chief legal officer of the Company and, in connection therewith, shall perform such executive and managerial duties and responsibilities as are customary to his offices and as are reasonably necessary, consistent with his positions, to the operations of the Company. Such duties and responsibilities shall include, without limitation, (i) providing legal counsel and guidance to the directors, officers and authorized representatives of the Company, (ii) providing legal counsel in connection with financing arrangements, sales of securities, mergers and acquisitions and divestitures, business affiliations and contracts, (iii) preparing and submitting required regulatory filings, (iv) managing and responding to claims, threats and litigation and the initiation of litigation, (v) selecting and retaining outside counsel, (vi) setting the department budget and (vii)
assisting with the preparation of documents required for meetings of the
Company's Board of Directors and its Committees. Employer acknowledges that from the Employment Date through February 28, 2002, Employee may consult with a former employer from time to time. Throughout the term of this Agreement,
Employee may engage in charitable and civic activities, provided that such activities do not materially interfere with the performance of Employee's duties and responsibilities under this Agreement.

         3. COMPENSATION. As compensation for his services hereunder, Employee shall receive a beginning annual salary of $120,000, with an initial salary review within six (6) months of the Employment Date. Thereafter, salary will increase periodically, generally annually, in accordance with the company's policies and practices for salary increases. Salary will be paid in accordance with the Company's normal payroll policies and practices.

         4.       EMPLOYEE BENEFITS.

          A. REGULAR EMPLOYEE BENEFITS. Employee shall be entitled to participate in any employee benefits offered by the Company to its full-time employees

     generally. The Company reserves the right, however, to change, modify, add to, or delete all or any portion of said benefits from time to time in its sole and absolute discretion.

          B. CASH BONUS. Company will pay Employee an annual bonus of up to 50%
     of then current annual salary in accordance with the Company's policies and practices for bonuses to officers and key employees, subject to the achievement of Company and Employee performance goals, which goals shall be determined in good faith and in advance jointly by Company and Employee.
     Notwithstanding the foregoing qualification, for the calendar year 2002 only, Company agrees to pay a cash bonus of at least one-third of the total cash bonus potential assuming annual performance review results in acceptable or better rating.

          C. STOCK OPTIONS. Stock options will be granted periodically to
     Employee in accordance with the Company's policies and practices for stock option grants to officers and key employees. Employee shall receive an initial grant of stock options for 75,000 shares on the Employment Date
     ("Initial Stock Options"), vesting 1/6 every six months, for full vesting over a three-period. The precise terms and conditions governing price, vesting, and exercising of the Initial Stock Options shall be as set forth in the Integrated Information Systems, Inc. 1997 Long-Term Incentive Plan
     Non-Qualified Stock Option Agreement entered into between the Company and
     Employee on the Employment Date.

          D. VACATION. Employee shall annually accrue three weeks of paid vacation. At Employee's option, the Company will pay Employee for unused vacation time at Employee's then current pay rate, but only to the extent that accrued vacation exceeds ten days.

         5. EMPLOYEE BUSINESS EXPENSES. The Company will promptly reimburse
Employee for all reasonable business expenses incurred by Employee in performing his duties hereunder, including but not limited to expenditures for travel, business meals, bar and professional association dues and cellular phone and remote connectivity charges. Employee shall furnish to the Company adequate records and other documentary evidence required by Federal and State statutes and regulations for substantiation of each such expenditure as an income tax deduction.

         6. CONFIDENTIALITY AND NON-DISCLOSURE. During his employment with the
Company, Employee will have access to and become acquainted with various information belonging to the Company including confidential and proprietary data, business plans, customer lists, and pricing information. Said information shall be considered "Trade Secrets" of the Company, and Employee will not disclose the same, directly or indirectly, to any third party not entitled thereto, or use the same in any way detrimental to the interests of the Company, either during his employment with the Company or anytime thereafter. All documents containing or evidencing any such Trade Secrets shall be immediately returned to the Company by Employee upon the termination of his employment. The term "Trade Secrets" does not include information known to Employee prior to the commencement of his employment with the Company or information available to the public (other than through Employee's improper disclosure).

The prohibition on disclosure of Trade Secrets does not apply to a disclosure under court order or subpoena or as otherwise may be required by law, but, to the extent permitted by law, Employee agrees to give the Company notice of any such disclosure and the opportunity to intervene to prevent such disclosure.

         7. NON-COMPETITION. During his employment with the Company and for a period of six (6) months thereafter, unless his employment is terminated by the
Company without Cause (as defined below) or is terminated by Employee for Good
Reason (as defined below), Employee shall not, directly or indirectly, either as an employee, employer, consultant, director, or in any other individual or representative capacity, engage or participate in any business that directly competes with the Company. For purposes of the foregoing sentence, "competes"
shall mean engagement, in a principal or significant line of business, in designing, building, integrating and managing complex information systems.

         8. NON-SOLICITATION.

          A. EMPLOYEES. During the term of this Agreement and for a period of twelve (12) months after the termination of Employee's employment for any reason (except in conjunction with a general solicitation for employees),
     Employee shall not solicit, or induce to resign, any employee of the
     Company or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the
     Company.

          B. CUSTOMERS. During the term of this Agreement and for a period of twelve (12) months after the termination of Employee's employment for any reason, Employee shall not either directly or indirectly: (i) solicit, divert or attempt to divert from the Company to Employee or to any other person or business entity the business of any of the customers of the
     Company; or (ii) provide services, whether on your own behalf or as an owner, manager, consultant, director, officer, partner or employee of any other person or business entity, to any of the customers of the Company;
     provided, however, that clause (ii) shall not prohibit Employee from accepting employment as a direct employee of customers. For the purposes of this Section 8.b, "customer" means a business to which the Company provided services during the twelve (12) months immediately preceding the date of termination of Employee's employment.

         9. COMPANY POLICIES AND PROCEDURES. In addition to his other duties and obligations hereunder, Employee further agrees to comply with, and be bound by, all company policies and procedures instituted by the Company from time to time.

         10. TERM OF AGREEMENT; PAYMENT UPON TERMINATION.

          A. GENERAL. Employee may terminate this Agreement at any time and shall use his best efforts to provide Employer with three (3) weeks' prior written notice. Employer may terminate Employee's employment with or without cause.

          B. TERMINATION FOR CAUSE. In the event the Company terminates
     Employee's employment for Cause, the Company shall pay Employee salary and accrued and untaken vacation through the date of termination, vested stock options shall remain vested and freely exercisable and all unvested stock options shall lapse and be surrendered by the Employee to the Company without further consideration. "Cause" shall include any one of the following: (i) Employee's failure or refusal to perform the material duties required hereunder, which failure or refusal shall not be cured within fifteen (15) days following receipt of written notice from the CEO of the
     Company specifying the factors or events constituting such failure or refusal; (ii) Employee's conviction of a felony or a crime of moral turpitude or entry into a plea of nolo contendere (or similar plea) to a charge of such an offense; (iii) Employee's commission of any act of criminal fraud, material dishonesty or misappropriation relating to or involving the Company; or (iv) Employee materially violates a rule, regulation, policy or plan governing employee performance, Employee engages in any unauthorized disclosure of Trade Secrets of the Company or Employee acts in a manner that is materially and demonstrably contrary to the best interest of the Company.

          C. TERMINATION WITHOUT CAUSE. In the event the Company terminates
     Employee's employment without Cause, the Company shall pay Employee for accrued and untaken vacation through the date of termination and shall continue to pay Employee his then current salary in accordance with its normal payroll policies for a period of three (3) months. Vested stock options shall remain vested and freely exercisable, and Company shall permit Employee (including dependents) to continue to participate on the same basis as the other senior executives of the Company in all medical, dental, disability and life insurance coverage in which Employee (including dependents) was participating on the date of termination (as such coverages are from time to time in effect at the Company).

          D. CHANGE IN CONTROL. In the event Employee's employment is terminated, or if Employee terminates his employment for Good Reason, upon or within six months after a Change in Control, the Company shall pay
     Employee, in a lump sum payment within fifteen days following the date of termination, his bonus for the prior year (calculated as not less than 40%
     of then current annual salary) and twelve months of his then current salary. Vested stock options shall remain vested and freely exercisable and unvested stock options shall lapse and be surrendered by the Employee to the Company without further consideration. Company shall permit Employee
     (including dependents) to continue to participate on the same basis as the other senior executives of the Company in all medical, dental, disability and life insurance coverage in which Employee (including dependents) was participating on the date of termination (as such coverages are from time to time in effect at the Company). "Change of Control" means the consummation of a merger of the Company with or into another entity or acquisition of more than 50% of the Company's equity voting securities or assets by another person or entity, other than an entity formed by or previously affiliated with the Company before such merger or acquisition.
     "Good Reason" means the occurrence of any of the following: (a) a reduction in Employee's job title or job responsibility; (b) a reduction in

     Employee's base annual salary; or (c) Employee's relocation to a location more than thirty miles from the Tempe, Arizona office of the Company, except for customary required travel for the business of the Company.

          E. In the event Employee voluntarily terminates his employment (for other than Good Reason), or his employment is terminated because of death or total disability, the Company shall pay Employee (or, in the case of death, his estate) for accrued and untaken vacation through the date of termination and salary through the date of termination.

         11.      MISCELLANEOUS PROVISIONS.

          A. ENTIRE AGREEMENT. This Agreement contains the entire statement of the agreement between the parties concerning the subject matter hereof.
     This Agreement may only be amended by an instrument in writing, signed by all parties hereto.

          B. PARTIES BOUND BY AGREEMENT, SUCCESSORS AND ASSIGNS. The terms, conditions, and obligations of this Agreement shall insure to the benefit of, and be binding upon the parties hereto and the respective heirs, executors, administrators, successors and assigns thereof. This Agreement may not be assigned by Employee without the Company's prior written consent.

          C. HEADINGS. The headings of the Sections and paragraphs of this
     Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          D. NOTICES. Any notices required or permitted to be given by either party to the other party hereunder shall be given in writing, and shall be deemed given when deposited in the United States Mail, registered or certified mail, return receipt requested and postage prepaid, and addressed to the party at the address set forth in the introductory paragraph to this
     Agreement. Either party may change its said address by written notice to the other party in accordance with the provisions of this paragraph.

          E. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona.

          F. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Phoenix,
     Arizona in accordance with the rules of, but not administered by, the
     American Arbitration Association. Judgment may be entered on the arbitrator's award in any court having jurisdiction over this Agreement.

          G. ATTORNEY'S FEES. In the event any action be instituted by either party to interpret or enforce any of the terms or conditions of this
     Agreement, the prevailing party shall be entitled to recover attorney's, accountant's, and expert witness fees and costs.

          H. PARTIAL INVALIDITY. In the event any of the terms or provisions of this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable, such partial invalidity shall not affect the remaining provisions of this Agreement all of which shall remain in full force and effect, and to that end, this Agreement is severable.

         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed on its behalf as of the date first above written.

EMPLOYEE                              INTEGRATED INFORMATION SYSTEMS, INC.,
                                      A DELAWARE CORPORATION

/s/ Mark N. Rogers                    By: /s/ William A. Mahan
Mark N. Rogers                        Name: William A. Mahan
                                      Title: Chief Financial Officer